Sentinel Variable Products Trust Power of Attorney May 16, 2008

The undersigned hereby appoints Lindsay E. Staples and Thomas H. MacLeay, or either of them, his/her attorney-in-fact to execute in his/her name and on his/her behalf, all registration statements on Form N-1A or N-14 or amendments thereto, to be filed with the Securities &
Exchange Commission by Sentinel Variable Products Trust under the Securities Act of 1933.

__/s/Thomas H. Macleay________ Thomas H. Macleay

__/s/William D. McMeekin_______ William D. McMeekin

_/s/_William G. Ricker__________ William G. Ricker

__/s/Nancy F. Pope_________ Nancy F. Pope